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                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62168

                                  ENRON CORP.
                 ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2021

                          PROSPECTUS SUPPLEMENT NO. 3

                              DATED SEPTEMBER 21, 2001

                       TO PROSPECTUS DATED JULY 18, 2001
                               ------------------
     The selling securityholders table on page 43 of the prospectus, as previously supplemented, is further amended by this supplement no. 3 to include additional entities as selling securityholders and to update the current amounts of securities held by certain securityholders previously listed.

                                           PRINCIPAL AMOUNT AT
                                            MATURITY OF NOTES                    NUMBER OF SHARES
                                           BENEFICIALLY OWNED    PERCENTAGE OF   OF COMMON STOCK    PERCENTAGE OF
                                               THAT MAY BE           NOTES         THAT MAY BE       COMMON STOCK      MATERIAL
                  NAME                         SOLD HEREBY        OUTSTANDING     SOLD HEREBY(1)    OUTSTANDING(2)   RELATIONSHIP
                  ----                     -------------------   -------------   ----------------   --------------   ------------
AIG Soundshore Holdings Ltd. ............     $ 19,087,000           1.00%          109,874.32              *            None
AIG Soundshore Opportunity Holding
  Fund Ltd.  ............................       10,940,000           0.57            62,976.11              *            None
AIG Soundshore Strategic Holding
  Fund Ltd.  ............................        6,573,000           0.34            37,837.48              *            None
Continental Casualty Company ............       55,500,000           2.91           319,485.75              *            None
Goldman Sachs & Company .................       67,415,000           3.53           388,074.45              *            None
Julius Bear Multibond Convertbond .......        1,000,000           0.05             5,756.50              *            None
